                               AMENDMENT NO. 5 TO
                             PRIVATE LABEL AGREEMENT
                                       AND
                    PROJECT DEVELOPMENT AND LICENSE AGREEMENT
                                     BETWEEN
                               CISCO SYSTEMS, INC.
                                       AND
                             NETSCOUT SYSTEMS, INC.

         This Amendment No. 5 ("Amendment #5"), having an Effective Date of Dec 26, 1999, is made by and between Cisco Systems, Inc., a California corporation having its principal place of business at 170 West Tasman Drive, San Jose, CA 95134-1706, U.S.A. ("Cisco"), and NetScout Systems, Inc., (Formerly known as Frontier Software Development, Inc.) a Delaware corporation having its principal place of business at 4 Technology Park Drive, Westford, Massachusetts 01886 ("NetScout").

         WHEREAS, Cisco and NetScout entered into the Project Development and License Agreement on July 13, 1994 ("Software Agreement"), a Private Label Agreement on October 17, 1995 ("Hardware Agreement") and four amendments dated January 4, 1995 ("Amendment #1"), May 15, 1996 ("Amendment #2"), October 29, 1996 ("Amendment #3"), and Feb 23, 1998 ("Amendment #4"), collectively the "Agreement"; and

         WHEREAS, Cisco and NetScout desire to change and add certain terms to the Agreement as specified below.

         NOW THEREFORE, in consideration of the covenants and conditions contained herein, the parties agree as follows:

1.0      DEFINITIONS.

         All defined terms shall have the meaning as defined in the Agreement except that terms defined herein shall have the meaning as defined in this Amendment #5.

"Applications" shall mean, collectively, all NetScout RMON and other management and monitoring application programs shipped to Cisco as Products (see Section 1 of Amendment #2) under the Agreement, including but not limited to, TrafficDirector and TrafficScout. SwitchProbes, RMON Agents, and Embedded Agents are not considered Applications.

"CWSI-LAN Bundle" shall mean a Cisco LAN management product that includes one or more Cisco LAN management applications, and specifically includes the NetScout TrafficScout Application or the Cisco version of NetScout's NetScout Manager Plus Application known as TrafficDirector as a bundled component. In the event that the parties choose to include additional NetScout Applications within the CWSI-LAN Bundle, the parties shall negotiate in good faith to establish royalty payments and other terms and conditions relating to the inclusion of these additional Applications to this bundle.

"Effective Date" as used herein shall mean the Effective Date of this Amendment #5.

"First Customer Shipment (FCS)" shall mean first shipment for revenue of a new release of a product by Cisco per Cisco's then existing new product release process.


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"Strategic Feature Set" shall mean one or more product features, as agreed to by the parties, for which Cisco shall pay an incremental royalty for Products that incorporate such feature set.

"WAN Bundle" shall mean a Cisco WAN (Wide Area Networking) management product that includes one or more Cisco WAN management applications, and specifically includes the NetScout TrafficScout Application or the Cisco version of NetScout's NetScout Manager Plus Application known as TrafficDirector as a bundled component. In the event that the parties choose to include additional NetScout Applications within the WAN Bundle, the parties shall negotiate in good faith to establish the royalty payments and other terms and conditions relating to the inclusion of these additional Applications to this bundle.

2.0      TERM EXTENSION.

         The term of the Agreement is hereby extended to October 31, 2002. Thereafter, this Agreement shall be automatically renewed for additional successive one (1) year periods, unless written notice of non-renewal is received by the other party no later than ninety (90) days prior to the expiration of the then current term

3.0      ROYALTIES.

         (a) CWSI-LAN Bundle Royalties. Notwithstanding anything to the contrary in the Agreement, the royalty for each unit of the CWSI-LAN Bundle shipped for revenue by Cisco, but excluding units shipped pursuant to Cisco's customer support contract obligations for CWSI-LAN products (which are covered under the maintenance fees in Section 4.0 below and except as provided in subsection (b) below), shall be as follows:

              (i) Beginning on the Effective Date, the base royalty for the CWSI-LAN Bundle shall be [*] per unit.

              (ii) Thereafter the base royalty shall be reduced [*] per unit for units shipped after the start of the seventh (7th) complete Cisco fiscal month after the Effective Date and shall be reduced an additional [*] per unit for units shipped at each successive six (6) month interval thereafter, provided however that the minimum base royalty (exclusive of incremental royalties for Strategic Features) shall be [*] per unit.

              (iii) The royalty shall be increased above the then current base royalty by [*] per unit for each Strategic Feature Set incorporated within the for CWSI-LAN Bundle.

         (b) CWSI-LAN Bundle Upgrades. Cisco shall pay a one-time upgrade fee of [*] per unit to upgrade a customer who had previously licensed a Cisco product containing TrafficDirector to the CWSI-LAN Bundle containing TrafficScout.

         (c) WAN Bundle Royalties. Notwithstanding anything to the contrary in the Agreement, the royalty for each unit of the WAN Bundle shipped for revenue by Cisco, but excluding units shipped pursuant to Cisco's support contract obligations (which are covered under the maintenance fees in Section 4.0 below), shall be as follows:

              (i) Beginning at FCS for the first commercial release of the WAN Bundle accepted by Cisco the base royalty shall be [*] per unit.


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SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
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              (ii)  Beginning at the start of the thirteenth (13th) complete
                    Cisco fiscal month after FCS the base royalty shall be [*] per unit.

              (iii) Beginning at the start of the nineteenth (19th) complete
                    Cisco fiscal month after FCS the base royalty shall be [*] and shall continue at this level.

              (iv) The royalty shall be increased above the then current base royalty by [*] per unit for each Strategic Feature Set incorporated within the for WAN Bundle.

         (d) WAN Bundle Upgrades. Cisco shall have no obligation to pay an upgrade fee or any other royalty, for units of WAN Bundle shipped by Cisco pursuant to its obligations under support contracts, to upgrade customers who had previously purchased the WAN Bundle including TrafficDirector to a WAN Bundle which includes TrafficScout.

         (e) Other Application Royalties. Notwithstanding anything to the contrary in the Agreement, except as provided for the CWSI-LAN Bundle and WAN Bundle herein, and excluding units shipped pursuant to Cisco's support contract obligations, Cisco shall pay a royalty of [*] of the then existing NetScout [*] for its comparable product for each unit of an Application shipped for revenue by Cisco.

4.0      MAINTENANCE FEES.

         Beginning on the Effective Date, Cisco shall pay NetScout a consolidated maintenance fee of [*] per Cisco fiscal quarter for all maintenance activity relating to all Applications hereunder. (First quarter shall be paid on a pro rata basis.) Such maintenance fee shall be paid within 45 days after the completion of each Cisco fiscal quarter. At the beginning of the fifth complete Cisco fiscal quarter after the Effective Date, the maintenance fee shall be increased to [*]. Thereafter, at yearly intervals, the parties shall review the maintenance activity to determine the appropriate maintenance fee for the next four Cisco fiscal quarters. In the event the parties cannot agree upon a new maintenance fee, the maintenance fee shall increase by [*] at each annual anniversary of the first increase.

         Notwithstanding anything to the contrary in the Agreement, except for the upgrade payments pursuant to Section 3 (b) herein, after the Effective Date, Cisco shall not be obligated to pay per-unit maintenance fees or royalties for units of Applications shipped as updates or upgrades pursuant to Cisco's product support obligations (including but not limited to, SAS Software Application Support, SASU, Software Application Support with Upgrades, SMARTnet). It is the intent of the parties that the maintenance fees per this Section 4 shall constitute the sole and total maintenance fees payable by Cisco to NetScout for Applications.

5.0      YEAR 2000.

         (a) Year 2000 Warranty. NetScout hereby represents and warrants to Cisco that the occurrence in or use by the Product of dates before, on or after January 1, 2000 ("Millennial Dates") will not adversely affect its performance with respect to date-dependent data, computations, output, or other functions (including, without limitation, calculating, comparing and sequencing) and that the Product will create, store, process and output information related to or including Millennial Dates without error or omissions and at no additional cost to Cisco. The Product includes calendar year 2000 date conversion and compatibility capabilities, including, but not limited to, date data century recognition, same century and multiple century formula and date value calculations, and user interface date data values that reflect the century, and that the Product will (i) manage and manipulate data involving dates, including single century and multiple century dates (including proper handling of leap year), and will not cause an abnormal abend or abort or result in the generation of incorrect values or invalid output involving such dates; and (ii)


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include the indication of the correct century in all date-related user interface functionalities; (iii) include the indication of the correct century in all date-related system-to-system or application-to-application data interface functionalities; and (iv) respond to two-digit year-date input in a way that resolves the ambiguity as to century in a disclosed, defined, and predetermined manner.

         (b) Compliance with Year 2000 Specification. The parties agree that for a Product to comply with the warranty in Section 5(a) above, the Product must pass all relevant tests conducted by Cisco per Cisco's then existing Year 2000 Specification which Cisco applies for all of its products.

6.0      CHANGES AND CANCELLATIONS.

         Section 4.5 of the Hardware Agreement shall be deleted and replaced in its entirety with the following:

"4.5     Cancellations and Reschedules

Prior to the delivery of any item, Cisco may notify NetScout in writing of its intent to cancel the order for the Products. Written notice may be provided via e-mail. Such emails must be sent to Robert Massad at the email address of massadb@netscout.com, Tracy Steele at the email address of steelet@netscout.com and Tom Hill at the email address of thill@netscout.com. It is solely up to NetScout to notify Cisco of any changes to this list of people to be notified in the case of a cancellation notification.

Cisco shall have the right to cancel orders or portions of orders per the terms herein, and subject to the cancellation charges per the "NetScout/Cisco - Maximum Cancellation Charges" table below, provided the aggregate Cisco purchase price of units cancelled is limited to [*] per calendar quarter. Additional cancellations, which exceed the [*], will be reviewed and agreed upon by Cisco and NetScout on a case by case basis. NetScout may not unreasonably withhold acceptance of the cancellation request. In the event that Cisco requests additional cancellations, NetScout shall not add value to nor ship any Product subject to the cancellation request. Cisco and NetScout shall have the right to request a mutually agreed upon third party auditor to settle any cancellation disputes.

In the event that Cisco cancels additional quantity of Product, Cisco shall be liable for time, materials, reasonable markups on components or WIP that is not sellable, by NetScout, within 120 days of cancellation. As a part of this overall settlement, but not in addition to it, Cisco shall prepay the charges outlined in "NetScout/Cisco - Maximum Cancellation Charges" table. In the event that Cisco chooses to cancel additional quantities of Product, Cisco shall be liable for time, materials, reasonable markups on any components or WIP that is not sellable, by NetScout, within 120 days of cancellation or for the cancellation charges outlined in the "NetScout/Cisco Maximum Cancellation Charges" table below, whichever is greater. NetScout and Cisco will work together to use commercially reasonable efforts to mitigate the cancellation costs. A claim by NetScout for cancellation charges shall be limited to the reasonable markups previously referred to and the actual, documented costs incurred by NetScout related to the canceled portion of the purchase order, including, only to the extent that any components, materials and other inventory cannot be used in any of NetScout's non-Cisco products, as follows: (i) NetScout's cost of component inventory for the terminated portion of the purchase order(s), (ii) NetScout's cost of work in process materials including manufacturing operations completed at the time of cancellation for the canceled portion of Cisco's purchase order, and (iii) reasonable cancellation charges incurred by NetScout from component suppliers for the canceled portion of Cisco's purchase order. Cisco and NetScout shall have the right to request a mutually agreed upon third party auditor to settle any component cost issues.


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SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
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                  NETSCOUT/CISCO - MAXIMUM CANCELLATION CHARGES

Notice prior to Scheduled Delivery Date*            Cancellation Charge
Greater than 15 days                                         [*]
11 to 15 days                                                [*]
6 to 10 days                                                 [*]
3 to 5 days                                                  [*]

*Due date at Cisco's dock

Cisco may reschedule the delivery of all or any portion of Products ordered under a purchase order or modify the delivery locations provided that NetScout has received written notice at least [*] working days prior to the due date at Cisco's dock. Cisco may reschedule the delivery of Product up to 120 days from the original delivery date without incurring cancellation charges. NetScout may charge Cisco an inventory-carrying cost for Product rescheduled thirty (30) calendar days or more past the original purchase order date. Carrying cost shall not exceed [*] of Cisco purchase price of the Product for each full thirty (30) day period past the original purchase order [delivery] date."

7.0      ON-TIME PERFORMANCE.

         NetScout's on-time performance shall be measured as [*] early, [*] days late. Cisco has the right to cancel any late product providing that the order was placed within the normal lead time parameters ** and expedited service is not requested** .

All other terms and conditions of the Agreement remain in full force and effect except as modified herein by Amendment #5.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives effective as of the last date given below.

CISCO SYSTEMS,  INC.                        NETSCOUT SYSTEMS, INC.


/s/ Jeff Krause                             /s/ Anil K. Singhal
--------------------------------            --------------------------------
Signature                                   Signature

Jeff Krause                                 Anil K. Singhal
--------------------------------            --------------------------------
Name                                        Name

VP & GM, EMBU                               Chairman & CEO
--------------------------------            --------------------------------
Title                                       Title


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[*] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL
TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.